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                         TRENDLOGIC ASSOCIATES, INC.
                              ONE FAWCETT PLACE
                         GREENWICH, CONNECTICUT 06830

                          MANAGED ACCOUNT AGREEMENT


     Agreement made and entered into as of this 1st day of April, 1997, by and between TrendLogic Associates, Inc., a Delaware corporation having offices at One Fawcett Place, Greenwich, Connecticut 06830 (the "Advisor"), and Jefferson Futures Reserve I, L.P. (the "Client").

     WHEREAS, the Advisor offers advisory services to clients which seek capital appreciation through trading speculatively in commodities, commodity futures contracts, commodity options, and forward contracts (collectively, "Futures Interests"); and

     WHEREAS, the Client wishes to engage the Advisor to manage the Account on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements herein contained, the Advisor and the Client hereby agree as follows:

     1. The Client has heretofore opened or shall promptly open a Futures Interest Trading Account ("Account") at FIMAT, a futures commission merchant or introducing broker ("Broker") registered under the Commodity Exchange Act, as amended (the "CE Act"), and a member of the National Futures Association (the "NFA"). The initial size of the Account to be traded shall be $1,000,000 (the "Nominal Account size") of which $500,000 is being deposited at the Broker ("Actual Funds"). The Client, in its sole discretion, may withdraw available funds from the Account at any time. The Client must choose from the following list which Portfolio is to be traded in the Account (initial one):

           (i)  x  Diversified Portfolio   (ii)     Financials-Metals Portfolio
               ---                              ---

     2. During the term of this Agreement, the Advisor shall have sole authority and responsibility for managing the Account and directing the investment and reinvestment of the assets and funds of the Account on behalf of the Client. The Advisor shall initiate buy, sell or spread orders for or with respect to Futures Interests with the Broker. Futures Interests may be purchased and sold on margin, spread or otherwise traded, and assets of the Account may be invested in United States Government obligations (or obligations guaranteed by the United States Government). No assurance is given and no representation is made that the Advisor's trading advice will result in profitable trades for the Client or that the Client will not incur losses or that the investment objectives will be achieved. All purchases and sales of Futures Interests made in furtherance of this Agreement shall be for the account of and at the risk of the Client, and all expenses of the Account shall be borne and paid by the Client.

     3.(a) The Client hereby appoints the Advisor as its attorney-in-fact with respect to the Account with exclusive authority to buy, sell (including short sales), spread or otherwise trade in Futures Interests, including, without limitation, foreign futures and foreign options, all at such times, in such amounts and at such prices as the Advisor, in its sole discretion, may determine. The Advisor shall have full authority to communicate such orders directly to the Broker, and the Client shall, and it hereby does, authorize the Broker to accept and execute all such orders.

       (b) The Client hereby further appoints the Advisor as its attorney-in-fact with respect to the Account with exclusive authority to enter into, in the Client's name, place and stead, such "give-up" agreements as the Advisor, in its sole discretion, deems necessary or appropriate.





                                EXHIBIT 10.13


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       (c)    The powers-of-attorney granted to the Advisor under this Paragraph
3 shall be continuing powers and shall continue in full force and effect unless and until revoked by the Client by written notice to the Advisor; provided, however, that any such revocation shall not affect any transaction initiated prior to the receipt of such notice of revocation.

     4. The Advisor's services provided hereunder are not exclusive, and the Advisor shall be free to render similar services to others and to manage other clients' accounts and to use the same or other information, trading programs or formulae and trading strategies which it obtains, produces or utilizes in the performance of services for the Client. The Advisor and its shareholders, directors, officers, employees and affiliates (collectively, "Affiliates") will also be permitted to trade in Futures Interests for their own accounts, and the Client will not be permitted to inspect the records of any such trades except to the extent required by applicable law(s). The Client acknowledges that the advice given by the Adivsor is the confidential property of the Advisor, and the Client will not disclose the same to third parties without the prior written consent of the Advisor. Nothing in this Agreement shall require the Advisor to disclose the details of its trading system.

     5.(a)    In consideration of and in compensation for the performance of its services under this Agreement, the Client shall pay the Advisor a monthly management fee, whether or not the trading for the Account is profitable and without reduction for current withdrawals or management fees accrued or payable as of such date, equal to a percentage of the Net Asset Value (as hereinafter defined) of the Account as of the last day of each month. In addition to the management fee, the Client shall pay the Advisor a quarterly incentive fee each calendar quarter (unless otherwise agreed to) equal to a percentage of the Account's Net New Trading Profits (as hereinafter defined), if any, achieved as of the last day of each quarter. In the event of the termination of this Agreement as of any date which shall not be the end of a month, the management fee shall be prorated to the effective date of termination. In addition, in the event of the termination of this Agreement as of any date which shall not be the end of a calendar quarter, the incentive fee shall be computed as if the effective date of termination were the last day of the then current quarter.
As compensation for the Advisor's services, the Client agrees to the following advisory fee structure: 1) a monthly management fee of .2083% (insert fraction) of 1% (approximately 2.5% annually) of the Account's Net Asset Value (increased; if applicable, to the Nominal Account size), and 2) a quarterly incentive fee equal to 10% of the Account's Net New Trading Profits.

       (b) "Net Asset Value" of the Account shall mean the Account's total assets including all cash less total liabilities determined in accordance with generally accepted accounting principles, consistently applied under the accrual method of accounting, except as set forth below:

       (i) Net Asset Value shall include any unrealized profit or loss on open securities and open Futures Interest positions;

       (ii) All open securities and open Futures Interest positions shall be calculated at their then market value which means, with respect to open Futures Interest positions, the settlement price as determined by the exchange on which the transaction is effected or the most recent appropriate quotation as supplied by the clearing broker or banks through which the transaction is effected, except that United States Treasury Bills (not futures contracts therefor) shall be carried at cost plus accrued interest. If there are no trades on the date of the calculation due to the operation of the daily price fluctuation limits or due to a closing of the exchange on which the transaction is executed, the contract will be valued at fair market value as determined by the Advisor. Interest, if any, shall be accrued at least monthly; and

       (iii) Brokerage commissions on open positions shall be considered accrued in full (i.e., on a "round-turn" basis) as a liability of the Account.

       (iv) For purposes of this paragraph, Net Asset Value shall not include the notional amount that is the difference between the Nominal Account size and the Actual Funds as described in paragraph 1.


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       (c)    Net New Trading Profits (for purposes of calculating the
Advisor's incentive fee only) during a quarter shall mean (i) the net of profits and losses resulting from all trades in Futures Interests closed out during such quarter, plus (ii) the net of any profits and losses on trades in Futures Interests open as of the end of such quarter (after deduction for accrued brokerage commissions), minus (iii) the net of any profits and losses carried forward on open trades in Futures Interests from the preceding quarter (after deduction for accrued round-turn brokerage commissions), minus (iv) the Account's "Carryforward Trading Loss" (as defined in the following sentence), if any, as of the beginning of a quarter. If the total of items (i) to (iv), above, is negative at the end of a quarter, such amount (reduced by the trading loss attributable to amounts withdrawn from the Account, if any) shall be the "Carryforward Trading Loss" for the next quarter.

       (d) The Client hereby agrees with the Advisor, and hereby so instructs the Broker that the Broker shall pay the Advisor the management fees and incentive fees out of the assets of the Account upon receipt of an invoice from the Advisor addressed to the Client, care of the Broker, setting forth the management fee and the incentive fee payable to the Advisor for the period to which the invoice relates without any requirement on the part of the Broker to review or verify such invoice. The management fee and incentive fee shall be due and payable on or about the tenth day of the month following the period to which they relate and in any event shall be paid within five (5) business days of the date such fees become due and payable.

       6. In the event the Advisor or any of its Affiliates incur any losses, liabilities, damages, costs, expenses (including, without limitation, attorneys' and accountants' fees and disbursements), judgments and amounts paid in settlement (collectively, "Indemnification Obligations"), the Client agrees to indemnify and hold harmless the Advisor and its Affiliates from such Indemnification Obligations to which the Advisor and its Affiliates may become subject, insofar as such Indemnification Obligations arise out of or relate to:
(a) the Account; (b) this Agreement; (c) the transactions contemplated hereunder; or (d) the breach by the Client of any representations, warranties or covenants contained in this Agreement; provided, however, that such Indemnification Obligations set forth in clauses (a), (b) and (c) above did not arise out of acts or omissions constituting fraud or willful, wanton or reckless misconduct on the part of the person seeking indemnification.
Expenses shall be paid by the Client in advance of the final disposition of such an action if the indemnified person agrees to reimburse the Client in the event indemnification is not permitted hereunder. Except as otherwise set forth herein, the Advisor and its Affiliates shall not be liable to the Client, its partners or shareholders, if any, or any of its successors or permitted assigns or any third party except by reason of acts or omissions constituting fraud or willful, wanton or reckless misconduct on the part of the Advisor and its Affiliates, it being understood that futures transactions made on behalf of the Account shall be for the account and risk of the Client, and neither the Advisor or its Affiliates or their respective principals shall have any responsibility therefor. The indemnification provided for in this Paragraph 6 shall survive the termination or other expiration of this Agreement.

       7. The Client represents and warrants to the Advisor that (a) it has the capacity and authority to enter into this Agreement; (b) its entering into this Agreement will not breach or cause to be breached any undertaking, agreement, contract, statute, rule or regulation to which it is a party or by which it is bound which would limit or materially affect the performance of its duties under this Agreement; (c) it is a qualified eligible client, as defined in Regulation Section 4.7 under the CE Act; (d) it is aware of the highly speculative nature of, and risks of loss inherent in, trading Futures Interests and is financially capable of engaging in such trading; and (e) it has significant additional resources beyond any funds that are now or may in the future be deposited in the Account and that all funds in the Account represent risk capital to the Client. The foregoing representations and warranties shall be continuing during the term of this Agreement, and if at any time any event has occurred which would make or tend to make any of the foregoing not true, the Client will promptly notify the Advisor.

       8. The Advisor is an independent contractor and this Agreement shall not be deemed or construed to establish a joint venture, general partnership or any other similar relationship between the Advisor and the Client or between the Advisor and the Broker.


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       9.     This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, of the parties in connection herewith. This Agreement may not be assigned, amended or modified by any party without the express, prior written consent of the other party.
Any assignment without such consent shall be void. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and permitted assigns.

       10. This Agreement may be terminated at any time by either party hereto by giving written notice to the other party, but such notice shall not affect any of the commitments made for the Account or the Client prior to such termination. Amounts due to the Advisor shall be deducted from the Account and paid to the Advisor immediately upon such termination. In the event of the termination of this Agreement, the Advisor shall not establish any new positions for the Account and unless otherwise directed by the Client shall close out all positions and liquidate the Account in an orderly manner as determined by the Advisor in its sole discretion.

       11. All notices required to be delivered under this Agreement shall be effective only if in writing and delivered personally or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

(a) If to the Advisor, to: TrendLogic Associates, Inc., One Fawcett Place, Greenwich, CT 06830, Attn: President. With a copy to: Dorsey & Whitney LLP, 250 Park Avenue, New York, NY 10177, Attn: Michael F. Griffin, Esq.

(b)    If to the Client, to : Advanced Computer Strategies, Inc., G.P. for
                              --------------------------------------------
                              Jefferson Futures Reserve I, L.P.
                              --------------------------------------------
                              61 Broadway, Suite 1650, New York, NY 10006
                              --------------------------------------------

       IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the day and year first above written.

                                      Advanced Computer Strategies, Inc.
                                      G.P. for Jefferson Futures Reserve I, L.P.
TRENDLOGIC ASSOCIATES, INC.           ------------------------------------------
(ADVISOR)                             (CLIENT)

By:                                   By: /s/
   ----------------------------          ----------------------------

Title:                                Title: President
      -------------------------             -------------------------



ACKNOWLEDGMENT OF RECEIPT OF DISCLOSURE DOCUMENT

       The undersigned hereby acknowledges its receipt of the November 6, 1996, Disclosure Document of TrendLogic Associates, Inc. and represents and warrants that it has read and fully understands said document.

                                      Advanced Computer Strategies, Inc.
                             (CLIENT) G.P. for Jefferson Futures Reserve I, L.P.
                                      ------------------------------------------

                                      By: /s/
                                         ----------------------------

                                      Title: President
                                            -------------------------

                                      Date:  April 1, 1997
                                            -------------------------


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